Exhibit 99.1

News Release
Contact: Ralph Pitts, Belk, Inc., 704-426-8402, ralph_pitts@belk.com

Belk, Inc. Kicks off 125th Anniversary Year

CHARLOTTE, N.C., Jan. 15, 2013 – Belk, Inc. kicked off its 125th anniversary year with a commitment to continue investing in its customers, associates and communities. Throughout 2013, Belk plans to celebrate its successes across its 16-state footprint. Belk is in its third generation of family ownership and has experienced eleven consecutive quarters of comparable stores growth.

Tim Belk, chairman and chief executive officer of Belk, Inc., said today, “Our team is excited to celebrate both our heritage and our growth in 2013, and we are looking forward to continuing our success in the future. We have developed an aggressive, long-term growth plan to bring Belk from a nearly four billion dollar company to a six billion dollar business over five years, and we are on track to meet that goal. We have made significant investments in several areas of our business, including technology, store expansions, remodels, eCommerce and Service Excellence, which will provide the foundation for growth.”

About Belk, Inc.

Charlotte, N.C.-based Belk, Inc. (www.belk.com) is the nation’s largest family owned and operated department store company with 301 Belk stores located in 16 Southern states and a growing digital presence. The company was founded in 1888 by William Henry Belk in Monroe, N.C., and is in the third generation of Belk family leadership.

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Notes:

Certain statements made in this news release may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. You can identify these forward-looking statements through our use of words such as “may,” “will,” “intend,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or other similar words.

Forward-looking statements include information concerning possible or assumed future results from merchandising, marketing and advertising in our stores and through the Internet, general economic conditions, the success of our re-branding and our ability to be competitive in the retail industry, our ability to execute profitability and efficiency strategies, our ability to execute growth strategies, anticipated benefits from our strategic initiatives to strengthen our merchandising and planning organizations, anticipated benefits from our belk.com website and our eCommerce fulfillment center, the expected benefit of new systems and technology, anticipated benefits from our acquisitions and the anticipated benefit under our Program Agreement with GE. These forward-looking statements are subject to certain risks and uncertainties that may cause our actual results to differ significantly from the results we discuss in such forward-looking statements.

Risks and uncertainties that might cause our results to differ from those we project in our forward-looking statements include, but are not limited to: economic, political and business conditions, nationally and in our market areas, including rates of economic growth, interest rates, inflation or deflation, consumer credit availability, levels of consumer debt and bankruptcies, tax rates and policy, unemployment trends, a health pandemic, catastrophic events, potential acts of terrorism and threats of such acts and other matters that influence consumer confidence and spending; our ability to anticipate the demands of our customers for a wide variety of merchandise and services, including our predictions about the merchandise mix, quality, style, service, convenience and credit availability of our customers; unseasonable and extreme weather conditions in our market areas; seasonal fluctuations in quarterly net income due to the significant portion of our revenues generated during the holiday season in the fourth fiscal quarter and the significant amount of inventory we carry during that time; competition from other department and specialty stores and other retailers, including luxury goods retailers, general merchandise stores, Internet retailers, mail order retailers and off-price and discount stores, in the areas of price, merchandise mix, quality, style, service, convenience, credit availability and advertising; our ability to effectively use advertising, marketing and promotional campaigns to generate high customer traffic in our stores and, to a lesser degree, through online sales; variations in the amount of vendor allowances; our ability to operate successfully our belk.com website, enhance our information technology systems, operate successfully our fulfillment facilities and manage our social community engagement; our ability to manage multiple significant change initiatives simultaneously; our ability to find qualified vendors from which to source our merchandise and our ability to access products in a timely and efficient manner from a wide variety of domestic and international vendors; increases in the price of merchandise, raw materials, fuel and labor or their reduced availability; the

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income we receive from, and the timing of receipt of, payments from GE, the operator of our private label credit card business, which depends upon the amount of purchases made through the proprietary credit cards, the level of finance charge income generated from the credit card portfolio, the number of new accounts generated, changes in customers’ credit card use, and GE’s ability to extend credit to our customers; our ability to manage our expense structure; our ability to continue to open new stores, or to remodel or expand existing stores, including the availability of existing retail stores or store sites on acceptable terms and our ability to successfully execute the Company’s retailing concept in new markets and geographic regions; the customer response to our re-branding initiative; the efficient and effective operation of our distribution network and information systems to manage sales, distribution, merchandise planning and allocation functions; our ability to prevent a security breach that results in the unauthorized disclosure of company, employee or customer information; the effectiveness of third parties in managing our outsourced business; loss of qualified employees or an inability to attract, retain and motivate additional highly skilled employees; changes in federal, state or local laws and regulations; our ability to comply with debt covenants, which could adversely affect our capital resources, financial condition and liquidity; and our ability to realize the planned efficiencies from our acquisitions and effectively integrate and operate the acquired stores and businesses, including our fiscal year 2007 acquisition of Parisian stores and our fiscal year 2007 acquisition of the assets of Migerobe and commencement of our owned fine jewelry business.

Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, even if future events or new information may impact the validity of such statements.

For a detailed description of the risks and uncertainties that might cause our results to differ from those we project in our forward-looking statements, we refer you to the section captioned “Risk Factors” in our annual report on Form 10-K for the fiscal year ended January 28, 2012 that we filed with the SEC on April 10, 2012. Our other filings with the SEC may contain additional information concerning the risks and uncertainties listed above, and other factors you may wish to consider. Upon request, we will provide copies of these filings to you free of charge.